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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44826) pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2000 Non-Employee Directors' Stock Option Plan, the 1996 Stock Option Plan, the 1988 Stock Option Plan and certain Non-Plan Stock Option Agreements of Telik, Inc. of our report dated February 16, 2001 with respect to the financial statements of Telik, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



Palo Alto, California
March 23, 2001